UNITED STATES
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SCHEDULE 14A
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Allis-Chalmers Energy Inc

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for the life of the well Jorgen Peter Rasmussen Chairman of the Board January 2011

Services for the life of the well... Seawell combines the experience and skills of exceptional people with the latest technology to deliver a compelling range of products and services throughout the lifecycle of the well. We are extending the productive life of these vital assets for our customers, the E&P companies.

Seawell at a glance What we do.. Drilling Services: Drilling, engineering, equipment, modular rigs and related services to deliver production wells Well Services: Wireline services and logging, well performance technology, well integrity analysis, intervention and technology to enhance performance and extend well life The results... NOK 7 billion market cap; shares (SEAW) traded on OSE, 225 million shares NOK 4 Billion in Revenue. 3,600 staff, engineers and skilled technicians, growing to double that in 2011 Where we do it.. Servicing the global oil and gas industry

Three important questions What is Seawell doing differently in the oil service sector? What has Seawell already done to create value for its customers and shareholders? What is Seawell doing to create long-term growth and value- creation in the future?

What is Seawell doing differently? Speciality Size Ingredients Market Seawell Life of the well services, specialising in well delivery and well performance Mid-tier service provider, enabling operators to get combined well services People-centric, craftsman business using innovative technology Strategic positioning to enhanced recovery and producing fields Big 4 oil service co's Life-of-field, reservoir focus; unlocking new types of reservoirs and exploration basins Life-of-field, reservoir focus; unlocking new types of reservoirs and exploration basins Life-of-field, reservoir focus; unlocking new types of reservoirs and exploration basins Life-of-field, reservoir focus; unlocking new types of reservoirs and exploration basins Regional players Focused on a single market or a single customer, have only experience in one region Focused on a single market or a single customer, have only experience in one region Focused on a single market or a single customer, have only experience in one region Focused on a single market or a single customer, have only experience in one region Local players Fragmented, limited technology access Fragmented, limited technology access Fragmented, limited technology access Fragmented, limited technology access

Seawell's strategic focus

The well company


Well delivery
Well performance
Facilities engineering
Drilling optimization
Upgrades and Maintenance
Platform / Land drilling
Well intervention
Casing runs
Carbon technology (C6)
Collars / Pipe
Slickline / E-line
Barrier Plugs
Tractor services
Mechanical tools
MWD / LWD
Production logging
Rotary steerable
Integrity logging
Motors
Fishing
Bits
Perforating
SEAWELL

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Exposure to producing fields and enhanced recovery Why we like this market? Long-term growth requires infill drilling and well intervention "Cheapest" oil comes from existing fields less volatile than exploration-oriented drilling 70% of the oil comes from fields with >30 years production Increasing decline rates highlights the need to improve recovery Strategic focus, not exclusive focus (e.g., Seawell still has growing exposure to U.S. shales)

Three important questions What is Seawell doing differently in the crowded oil service sector? What has Seawell already done to create value for its customers and shareholders? What is Seawell doing to create long-term growth and value- creation in the future?

We have built a solid backlog in the North Sea Existing contract Contract Extension

We have assembled smart technology to solve key industry challenges CflexTM Annular seal integrity extends well life PointTM Bringing clarity to well integrity management ComtracTM Revolutionary carbon cable conveyance platform VMBTM Safe & secure V0-rated well suspension plugs

Acquired complementary businesses 2007 SEAW establishes as a spin-off from Seadrill's well service division Equity issue of NOK 275 million 2008 Acquisition of Noble Corp.'s North Sea platform drilling division Acquisition of Peak Well Solutions AS Equity issue of NOK 195 million Acquisition of Tecwel AS 2010 Acquisition of Viking Intervention Technology AS Acquisition of Rig Inspection Services Signed merger agreement with Allis-Chalmers Energy Equity issue of USD 430 million Listing of shares at Oslo Bors Acquisition of Gray Wireline

We have grown 25% annually and maintained margins... 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 Sales 214 209 202 213 210 199 235 327 340 369 370 435 440 440 531 564 501 522 500 574 502 619 714 716 827 794 751 728 819 904 938 EBITDA 24 29 22 31 33 20 21 38 23 38 54 63 60 65 61 79 60 77 81 80 69 85 106 108 117 129 131 114 109 144 130.7 664? Op. revenues, NOK millions EBITDA, NOK millions

Business segment numbers

Profit and loss September 30, September 30, December 31, December 31, December 31, PROFIT AND LOSS 2009 2010 2007 2008 2009 (NOK millions) (Unaudited) (Unaudited) Operating revenues 2,373 2,658 2,276 3,006 3,101 Reimbursable 590 408 451 619 723 Total Operating revenues 2,963 3,066 2,728 3,625 3,824 Total Operating expenses 2,681 2,762 2,477 3,319 3,465 Net operating income 282 304 251 306 359 Total financial items -101,6 -162 -8 -162 -124 Income before taxes 181 142 242 143 235 Income taxes -48 -69 -67 -24 -61 Net income 133 73 175 119 174

Balance sheet

BALANCE SHEET	December 31,			September 30,	
NOKm	2009	2008	2007	2010	2009
ASSETS					
Current assets					
Cash and cash equivalents	237	224	132	1,369	249
Restricted cash	52	64	50	41	30
Accounts receivables, net	550	572	397	695	603
Other current assets	191	325	143	774	274
Total current assets	**1,030**	**1,186**	**722**	**2879**	**1,156**
Non-current assets					
Drilling equipment and other fixed assets	405	314	238	379	407
Asset under construction	167	160	-	178	166
Deferred tax assets	9	19	19	1	38
Other intangible assets	136	159,2	7	201	142
Goodwill	1,590	1,605	1,020	1,642	1593
Other non-current assets	3	4	5	0	3,4
Total non-current assets	**2,310**	**2,262**	**1,289**	**2,401**	**2,348**
Total assets	**3,340**	**3,447**	**2,010**	**5,280**	**3,505**

BALANCE SHEET	December 31,			September 30,	
NOKm	2009	2008	2007	2010	2009
LIABILITIES AND SHAREHOLDERS' EQUITY					
Current liabilities					
Current portion of long term debt	261	219	75	1,121	219
Other current liabilities	701	796	458	641	663
Total current liabilities	**961**	**1,015**	**533**	**1,761**	**882**
Non-current liabilities					
Subordinated loan*	614	581	544	0	605
Long-term interest bearing debt	988	1,237	675	22	1,243
Deferred tax liability	-	-	-	-	
Other non-current liabilities	150	226	168	171	230
Total non current liabilities	**1,751**	**2,045**	**1,387**	**193**	**2,078**
Shareholders' equity					
Paid-in capital	1,198	1,198	1,098	2,622	1,198
Additional paid in capital	163	156	52	1,369	156
Retained earnings	337	161	38	410	295
Accum. other comprehensive income	30	-26	1	25	-3
Other equity	-1,102	-1,102	-1,102	-1,102	-1,102
Non-controlling interest	1	1	4	0	0
Total shareholders' equity	**627**	**388**	**87**	**3,325**	**545**
Total liabilities and shareholders' equity	**3,340**	**3,447**	**2,010**	**5,280**	**3,505**

* The subordinated debt and other intercompany debt was full repaid in August 2010 from the proceeds from Private placement

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SEAWELL

Three important questions What is Seawell doing differently in the crowded oil service sector? What has Seawell already done to create value for its customers and shareholders? What is Seawell doing to create long-term growth and value- creation in the future?

Growth strategy - 4 pillars Capture market share Synergies and more services offered in existing locations Increase market share by listening to customers, differentiated experiences, straightforward solutions, and operational excellence Global expansion by following tier- one customers into new markets Global expansion through acquisitions Acquisitions must add to our skills and differentiated experience, expand global reach Focus on value and accretion in all acquisitions Continue to focus on practical, engineered technology Development of new technology and applications Capture market share Grow globally Build portfolio to deliver better wells Acquire complementary businesses

Smart strategic acquisitions Increase geographical footprint Service and product portfolio enhancements Technology Skills Images from the WPE tool, a technology gained as a result of the acquisition of TecWel AS in 2008

Seawell and Gray Wireline combined strength Gray Wireline 110 wireline units, ~400 employees 18 locations throughout U.S. No 1 independent wireline company in the U.S. Cased hole wireline services in U.S. land market as well as unconventional shale plays Strategic rationale Access to production focused wireline opportunities in worlds largest cased hole market Critical mass of services in U.S. Combination with Allis Chalmers production services Vehicle for introduction of Point ultrasound services Acquired for USD 157.5 million, www.graywireline.com

Seawell and Allis-Chalmers combined strength Allis-Chalmers today Operations in U.S., Argentina, Brazil, Bolivia and Mexico. Employs ~3,300 skilled and experienced people. 3 complementary business units Listed on NYSE; largest shareholder is Lime Rock Partners. Strategic rationale Extend "well specialist" portfolio. Strong position in Latin America, major enhanced oil recovery and field enhancement market. No geographical overlap; better for integrated projects. www.alchenergy.com 2009 revenues Drilling & completions 304 Oilfield services 144 Tool rentals 59 2009 revenues by business unit, USD millions

Summary Create significant long-term shareholder value Building a high growth global oilfield service company Develop organizational capabilities through a diverse multinational workforce Acquire technology, services and geographical footprint where needed Focus on service quality, operational excellence and execution Create an integrated offering across our service lines

Disclaimer Forward-Looking Statements This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning. These forward-looking statements involve a number of risks and uncertainties. Seawell and Allis-Chalmers caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Seawell and Allis-Chalmers, including future financial and operating results, Seawell's and Allis-Chalmers' plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Allis-Chalmers' filings with the Securities and Exchange Commission. These include risks and uncertainties relating to the ability to obtain the requisite Allis-Chalmers stockholder approval; the risk that Allis-Chalmers or Seawell may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations. Neither Seawell nor Allis-Chalmers undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Seawell, Allis-Chalmers and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person. In connection with the proposed merger between Seawell and Allis-Chalmers, Seawell will file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of Allis-Chalmers that also constitutes a prospectus of Seawell. Seawell and Allis-Chalmers will mail the proxy statement/prospectus to the Allis-Chalmers stockholders. Seawell and Allis-Chalmers urge investors and stockholders to read the proxy statement / prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Seawell's website (www.seawellcorp.com) under the tab "Investors." You may also obtain these documents, free of charge, from Allis-Chalmers' website (www.alchenergy.com) under the tab "For Investors" and then under the heading "SEC Filings." Participants In The Merger Solicitation Seawell, Allis-Chalmers, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Allis-Chalmers stockholders in favor of the merger and related matters. Information regarding the persons, who may, under the rules of the SEC, is deemed participants in the solicitation of Allis-Chalmers stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Allis-Chalmers' executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010. Additional information about Seawell's executive officers and directors and Allis-Chalmers' executive officers and directors can be found in the above-referenced Registration Statement on Form F-4 when it becomes available. You can obtain free copies of these documents from Seawell and Allis-Chalmers using the contact information above.